Exhibit 99.2

Plug Power Hosts Analyst Day, Showcasing the World’s First 15TPD Green Hydrogen Plant

LATHAM, N.Y., Aug. 23, 2023 (GLOBENEWSWIRE) -- Plug Power Inc. (NASDAQ: PLUG), a global leader in comprehensive hydrogen solutions for the green hydrogen economy, today will host its Analyst Day showcasing the accomplishments to date of its 15 ton per day (TPD) liquid green hydrogen plant in Camden County, Georgia. Plug will share how the Georgia plant strengthens Plug’s long-term position as the global leader in green hydrogen production and supplier of electrolyzers. The day’s agenda will include a tour of the hydrogen plant.

The event will start with opening remarks by Andy Marsh, CEO of Plug. During the event, Sanjay Shrestha, EVP, GM of Energy Business and Plug’s Chief Strategy Officer, will discuss the benefits and the learnings to date from this plant. The plant was constructed in 12 months and has 40MW of Plug PEM electrolyzers. The plant is grid-connected, which should ensure a steady supply of power that is critical for a liquid hydrogen plant.

The insights Plug gained designing and constructing this plant are expected to result in design optimization and lower capital expenditure for the company’s other plants currently under construction. As the Georgia plant’s hydrogen production ramps up, it is anticipated to improve Plug’s fuel margin meaningfully from Q2 to Q4 2023.

"This is a momentous event. The construction of this plant brings together more than 40 years of expertise in electrolysis, " says Andy Marsh. "This hydrogen plant reinforces Plug’s dominance in green hydrogen. Congratulations to the Plug team for yet another pioneering milestone."

Sanjay Shrestha adds, “The valuable insights gained from our Georgia facility combined with our expanded electrolyzer manufacturing capacity gives Plug an unmatched competitive edge. Plug is excited to showcase the plant that will help ensure demand as customers expedite adoption of green hydrogen and decarbonize multiple different industries.

Slides from the event may be accessed via the investor relations section of the company’s website at https://www.ir.plugpower.com/events-and-presentations/default.aspx.

Safe Harbor Statement

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties about Plug Power Inc. (“Plug”), including but not limited to statements about Plug’s belief that the Georgia plant will strengthen its long-term position as the global leader in green hydrogen production; Plug’s belief that its fuel margin loss will be cut meaningfully as the Georgia plant produces at full capacity and its belief that the Georgia plant will provide a steady supply of clean energy to meet customer demands; Plug’s ability to realize its expansion plans that are underway in the Georgia plant; Plug’s belief that the insights gained from its Georgia plant will provide the company with a unique and competitive edge and result in design optimization and lower capital expenditure for its other plants; ; Plug’s ability to execute on its strategies to build an end-to-end green hydrogen ecosystem and expedite customer adoption of green hydrogen; Plug’s ability to meet its anticipated hydrogen network and outputs by 2025; Plug’s ability to continue to expand manufacturing capabilities and improve supply chain issues; Plug’s ability to continue to deliver on expanding its green hydrogen network and capacity; and the scalability of Plug’s hydrogen plants. You can identify the forward-looking statements by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “forecast,” “intend,” “may,” “should,” “will,” “would,” “plan,” “projected,” “target” or the negative of such words or other similar words or phrases. Plug believes that it is important to communicate its future expectations to investors. Such statements should not be read as a guarantee of future performance or results. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements, including that Plug continues to incur losses and might never achieve or maintain profitability, that Plug will need to raise additional capital to fund its operations and such capital may not be available to the company, global economic uncertainty, including inflationary pressures, fluctuating interest rates, bank failures, and supply chain disruptions, ensuring timely construction and completion of hydrogen generation projects, which may be delayed due to the Company’s inexperience with these project types, supply chain issues, and federal, state, and local permitting and regulatory issues and that Plug’s lack of extensive experience in manufacturing, and marketing of certain of its products may impact its ability to manufacture and market products on a profitable and large-scale commercial basis. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Plug in general, see Plug’s public filings with the Securities and Exchange Commission (the “SEC”), including the “Risk Factors” section of Plug’s Annual Report on Form 10-K for the year ended December 31, 2022, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30,2023, and any subsequent filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements are made as of the date hereof, and Plug undertakes no obligation to update such statements as a result of new information except as may be required by law.

About Plug
Plug is building an end-to-end green hydrogen ecosystem, from production, storage and delivery to energy generation, to help its customers meet their business goals and decarbonize the economy. In creating the first commercially viable market for hydrogen fuel cell technology, the company has deployed more than 60,000 fuel cell systems and over 180 fueling stations, more than anyone else in the world, and is the largest buyer of liquid hydrogen.

With plans to build and operate a green hydrogen highway across North America and Europe, Plug is building a state-of-the-art Gigafactory to produce electrolyzers and fuel cells and multiple green hydrogen production plants that will yield 500 tons of liquid green hydrogen daily by year end 2025. Plug will deliver its green hydrogen solutions directly to its customers and through joint venture partners into multiple environments, including material handling, e-mobility, power generation, and industrial applications. For more information, visit www.plugpower.com.

MEDIA CONTACT

Kristin Monroe
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